Exhibit 99.1                                     For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

        ROLLINS, INC. REPORTS CONTINUED IMPROVEMENT IN QUARTERLY EARNINGS


o 19th consecutive quarter of improved earnings results
o Net income rose 18.8% to $11.6 million
o Income Before Income Taxes increased 23.8%
o Revenue increased 13.5%, excluding Western revenues rose by 3.6%
o Earnings Per Share rose 19.0% to $0.25

ATLANTA,  GEORGIA,  October 27, 2004: Rollins, Inc. (NYSE:ROL),  a premier North
American consumer services company, today reported net income grew 18.8% to $11.6 million or $0.25 per diluted share for the third quarter ended September 30, 2004, compared to $9.8 million or $0.21 per diluted share for the same period in 2003. Revenue for the quarter grew 13.5% to $202.3 million compared to $178.3 million for the third quarter ended September 30, 2003. Excluding Western Pest Services acquired April 30, 2004, revenues increased by 3.6%.

Net income for the first nine months of 2004 climbed 42.8% to $44.2 million or $0.95 per diluted share compared to net income of $30.9 million or $0.67 per diluted share for 2003. Revenues increased to $568.6 million for the first nine months of 2004 compared to $518.5 million for the prior year.

Rollins' balance sheet remains strong with total assets increasing to $427.8 million and stockholders' equity increasing to $179.2 million. Total cash and cash equivalents rose to $40.9 million.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, "Our third quarter and first nine months reflect the success that we are achieving in growing our business at a faster pace. Western was a major contributor to our third quarter revenue growth and their integration into our Company is on track. We also achieved organic sales growth in our Commercial and Residential Pest Control businesses, reflecting the positive impact of the initiatives that we have in place.

We continue to challenge ourselves to improve our service, customer retention and growth momentum. As an example, we have initiated a major project in our commercial division that will ultimately improve the way we service, sell and administer our commercial customers. It is our plan to begin implementation of this service segment re-engineering next year."

Mr. Rollins continued "During the third quarter, we signed an agreement with Univar U.S.A. to provide pest control materials warehousing, logistics and delivery services for all of our Orkin branches. At the same time Univar acquired certain assets of Dettelbach Pest Corp., a wholly owned subsidiary of Orkin that had previously provided these services. This strategic decision will result in a lower inventory investment and freight savings in the future.

Orkin, like many companies, was affected by the multiple hurricanes that hit the southeast. It is a credit to the employees of our Company that we were not more adversely impacted. Our people did an exemplary job servicing our customers under very difficult circumstances."

Mr. Rollins concluded, "We continue to strengthen our balance sheet and are committed to our growth strategies, productivity initiatives, and other programs that will create operating efficiencies and excellent customer service."

Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly owned subsidiaries, Orkin, Inc. and Western Pest Services, the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.7 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify potential acquisitions; climate and weather trends; competitive factors and pricing practices; the cost reduction benefits of the corporate restructuring may not be as great as expected or eliminated positions may have to be reinstated in the future; expected benefits of the commercial division re-eingeering may not be realized, potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company's Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2003.

                         ROLLINS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)

                                                   2004                  2003
At September 30                              (Unaudited)             (Unaudited)
--------------------------------------------------------------------------------

ASSETS

        Cash and Cash Equivalents        $        40,894         $      55,066
        Marketable Securities                          0                27,000
        Trade Receivables, Net                    63,358                52,689
        Materials and Supplies                    11,002                10,646
        Deferred Income Taxes                     21,838                21,934
        Other Current Assets                      11,283                13,035
                                         -----------------       ---------------

          Current Assets                         148,375               180,370

        Equipment and Property, Net               45,186                37,484
        Goodwill and Other
          Intangible Assets                      193,781               104,470
        Deferred Income Taxes                      9,701                34,760
        Prepaid Pension                           24,964                     0
        Other Assets                               5,840                     0
                                         -----------------       ---------------

          Total Assets                   $       427,847         $     357,084
                                         =================       ===============

--------------------------------------------------------------------------------
LIABILITIES

         Accounts Payable                $        14,378         $      13,482
         Accrued Insurance                        13,049                13,050
         Accrued Payroll                          38,684                33,218
         Unearned Revenue                         66,566                49,533
         Other Current Liabilities                49,810                37,787
                                         -----------------       ---------------

           Current Liabilities                   182,487               147,070

         Long-Term Accrued Liabilities            66,117                90,173
                                         -----------------       ---------------

           Total Liabilities                     248,604               237,243
                                         -----------------       ---------------


--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY

         Common Stock                             45,668                45,108
         Retained Earnings and
           Other Equity                          133,575                74,733
                                         -----------------       ---------------

           Total Stockholders' Equity            179,243               119,841
                                         -----------------       ---------------

           Total Liabilities and
             Stockholders' Equity        $       427,847         $     357,084
                                         =================       ===============

                         ROLLINS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30

                      (In thousands except per share data)




                                                                        Third Quarter                        Nine Months
                                                                 ---------------------------    ---------------------------
                                                                    2004           2003            2004           2003
                                                                 (Unaudited)   (Unaudited)      (Unaudited)   (Unaudited)
                                                                 ------------  -------------    ------------  -------------

REVENUES                                                         $   202,257   $    178,262     $   568,647   $    518,489
                                                                 ------------  -------------    ------------  -------------
COSTS AND EXPENSES

   Cost of Services Provided                                         106,748         96,065         297,547        275,549
   Depreciation and Amortization                                       6,249          5,065          16,670         15,258
   Sales, General and Administrative                                  70,080         61,413         193,410        178,101
   (Gain)/Loss on Sales of Assets                                       (315)            33         (14,457)           (36)
   Interest Income                                                       (68)          (120)           (265)          (280)
                                                                 ------------  -------------    ---------------------------

  TOTAL COSTS AND EXPENSES                                           182,694        162,456         492,905        468,592
                                                                 ------------  -------------    ------------  -------------

INCOME BEFORE INCOME TAXES                                            19,563         15,806          75,742         49,897

PROVISION FOR INCOME TAXES                                             7,925          6,006          31,576         18,961
                                                                 ------------  -------------    ------------  -------------

NET INCOME                                                       $    11,638   $      9,800     $    44,166   $     30,936
                                                                 ============  =============    ============  =============

EARNINGS PER SHARE - BASIC                                       $      0.25   $       0.22     $      0.97   $       0.69
                                                                 ============  =============    ============  =============

EARNINGS PER SHARE - DILUTED                                     $      0.25   $       0.21     $      0.95   $       0.67
                                                                 ============  =============    ============  =============

AVERAGE SHARES OUTSTANDING - BASIC                                    45,660         45,115          45,504         45,049

AVERAGE SHARES OUTSTANDING - DILUTED                                  46,797         45,994          46,731         46,170


                                  ROLLINS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                 (In thousands)
                                   (Unaudited)


                                                                                                2004              2003
                                                                                           ---------------    --------------

Operating Activities
   Net Income                                                                              $       44,166     $      30,936
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
   Depreciation and Amortization                                                                   16,670            15,258
   Other Operating Activities                                                                        (856)           12,540
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       59,980            58,734
                                                                                           ---------------    --------------
Investing Activities
   Purchases of Equipment and Property                                                             (6,707)           (8,744)
   Net Cash Used for Acquisition of Companies                                                    (103,415)           (1,543)
   Sale of Marketable Securities, Net                                                              21,866           (27,000)
   Proceeds from Sale of Assets, Net of Deferred Gain                                              15,473                 0
                                                                                           ---------------    --------------
   Net Cash Provided by (Used In) Investing Activities                                            (72,783)          (37,287)
                                                                                           ---------------    --------------
Financing Activities
   Dividends Paid                                                                                  (8,187)           (6,754)
   Other                                                                                            2,344             2,058
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                           (5,843)           (4,696)
                                                                                           ---------------    --------------
   Net Increase/(Decrease) in Cash and Cash Equivalents                                           (18,646)           16,751
   Cash and Cash Equivalents at Beginning of Year                                                  59,540            38,315
                                                                                           ---------------    --------------
   Cash and Cash Equivalents at End of Period                                              $       40,894     $      55,066
                                                                                           ===============    ==============

                                 CONFERENCE CALL
                                  Rollins, Inc.
                                   (NYSE: ROL)

                Management will hold a conference call to discuss
                            third quarter results on:

--------------------------------------------------------------------------------
                         Wednesday, October 27, 2004 at:
--------------------------------------------------------------------------------
                               10:00 a.m. Eastern
                                9:00 a.m. Central
                               8:00 a.m. Mountain
                                7:00 a.m. Pacific

                                 TO PARTICIPATE:
                       Please dial 800-240-5318 domestic;
                           303-205-0066 international
                      at least 5 minutes before start time.

                 REPLAY: through November 3, 2004 at 11:00 p.m.
            Please dial 800-405-2236/303-590-3000, Passcode: 11011514
             THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
                                 www.viavid.net

                                   Questions?:
              Janet Cruz at FRB/Weber Shandwick at 212-445-8453 or
                        email to jcruz@webershandwick.com

640 Fifth Avenue           T 212 445 8000
New York, NY 10019         F 212 445 8001
www.webershandwick.com

                                 Reconciliation
                            Revenue Excluding Western

                                       Third Quarter
                              -----------------------------
                                   2004          2003        $B/(W)      %B/(W)

Total Net Revenues            $  202,257     $ 178,262    $  23,995       13.5 %

Less:
Western Acquisition               17,601             0       17,601
                              -------------------------------------------------
Revenue Excluding Western     $  184,656     $ 178,262    $   6,394        3.6 %
                              =================================================